UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

ERGO SCIENCE CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

ERGO SCIENCE CORPORATION
790 Turnpike Street
North Andover, Massachusetts 01845
(978) 688-8833

SUPPLEMENT
TO
PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
to be held on February 1, 2007

The date of this Supplement is January 16, 2007.

This Supplement supplements and amends the Proxy Statement dated January 2, 2007 (the “Proxy Statement”) of Ergo Science Corporation (the “Company”) mailed to you in connection with the solicitation of proxies on behalf of the board of directors of the Company for use at the Special Meeting of Stockholders to be held on February 1, 2007, at 10:00 a.m., at the Highlander Inn, 2 Highlander Way, Manchester, New Hampshire 03103. The purpose of this Supplement is to provide additional information regarding the number of shares of the Company’s common stock beneficially owned by an executive officer of the Company, as set forth in the Securities Ownership of Certain Beneficial Owners and Management table on page 47 of the Proxy Statement. This Supplement is first being mailed to stockholders on or about January 16, 2007.

As of December 22, 2006, the record date, Charles E. Finelli beneficially owned a total of 24,000 shares of the Company’s common stock representing less than 1% of the Company’s outstanding common stock, including 5,000 shares subject to stock options held on the record date. The total number of shares of the Company’s common stock beneficially owned by Mr. Finelli originally stated in the Proxy Statement had mistakenly omitted Mr. Finelli’s beneficial ownership of 19,000 shares and had only included the 5,000 shares held subject to stock options. As a result, the number of shares of the Company’s common stock beneficially owned by all directors and executive officers as a group as of the record date was 376,267 shares representing 6.5% of the shares of the Company’s outstanding common stock, instead of 357,267 shares representing 6.1% of the Company’s outstanding common stock as originally stated in the Proxy Statement. In addition, if the transaction (as defined in the Proxy Statement) occurs, the Company expects that the percentage of the Company’s common stock beneficially owned by its executive officers and directors as a group would increase from approximately 6.5% of the Company’s outstanding common stock before the transaction to approximately 6.8% (and a maximum of 8.5%) of the Company’s outstanding common stock after the transaction.

STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THIS SUPPLEMENT CAREFULLY IN DECIDING HOW TO VOTE. This Supplement does not change the proposals to be acted upon at the Special Meeting, which are described in the Proxy Statement. The Company’s board of directors believes the transaction is in the best interests of the Company and its stockholders and recommends that you vote “FOR” the proposal.